UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

GRAN TIERRA ENERGY INC.
(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2008, the Board of Directors approved an amendment and restatement of the Bylaws (the “Bylaws”) of Gran Tierra Energy Inc. Article III, Section 2(a) of the Bylaws has been amended to clarify that all directors are in the same class and have equal voting rights. In addition, a new Section (1) has been added to Article V (and the other sections have been appropriately renumbered), which new section specifies that Gran Tierra’s stock shall be issued in accordance with the Fourth Section of the Gran Tierra Articles of Incorporation at fair market value as determined by the Board of Directors, and that the consideration for the issuance of stock shall not be in the form of promissory notes or for services to be performed, or for any combination thereof.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 14, 2008		GRAN TIERRA ENERGY INC

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws.